Exhibit 99.1

Cash America Announces Fourth Quarter Results and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--January 23, 2014--Cash America International, Inc. (NYSE: CSH) reported today that its fourth quarter ended December 31, 2013 net income attributable to the Company was $27,284,000 (91 cents per share), which included the after-tax impact of unusual expense items of $2.8 million (10 cents per share). This compares to $24,480,000 (79 cents per share) for the fourth quarter ended 2012, which included the after-tax impact of unusual expense items of $15.4 million (50 cents per share).

The $2.8 million of after-tax expenses for unusual items in the 2013 fourth quarter included costs related to the closure of 28 locations in Texas, which offered unsecured consumer loans as the primary source of revenue, a regulatory penalty incurred during the period, an adjustment to the remaining expected liability for the voluntary refund to customers in Ohio and expenses related to the early extinguishment of debt. Excluding the effect of these expenses, fourth quarter 2013 adjusted net income attributable to the Company, a non-GAAP measure, would have been $30.1 million ($1.01 per share). During the prior year fourth quarter of 2012, the Company incurred unusual expense items related to a voluntary refund to customers in Ohio and the reorganization of its Mexico-based pawn lending business, including the closure of 115 locations in Mexico, which totaled $15.4 million after taxes (50 cents per share). Excluding these expenses, adjusted net income attributable to the Company, a non-GAAP measure, for the fourth quarter of 2012 would have been $39,887,000 ($1.29 per share).

Consolidated net revenue of the Company in the fourth quarter of 2013 was up 2% to $271.6 million compared to $267.1 million in the fourth quarter of 2012. The increase in net revenue was due to a 10% increase in net consumer loan fees after loan loss provision expense and a 6% increase in revenue from secured loans during the quarter, the combination of which offset the anticipated decrease in net proceeds from the sale of merchandise.

Commenting on the results of the quarter, Daniel R. Feehan, President and Chief Executive Officer of Cash America, said, “As we expected, the retail selling environment during the fourth quarter was very competitive, but we were able to move merchandise during the period while benefiting from increased revenue from our loan products. We also completed the previously announced acquisition of a 34-store chain of pawn lending locations during the fourth quarter, which helped us achieve adjusted earnings that were in line with our expectations as we entered the quarter.”

Total revenue for the fiscal year ended December 31, 2013 was $1.8 billion, which compares to $1.8 billion during the twelve-month period in 2012. Net income attributable to the Company for the twelve months ended December 31, 2013 was $142,528,000 ($4.66 per share), which includes a net benefit from unusual items during the year of $18.8 million (a benefit of 62 cents per share). In 2013, the Company recorded a tax benefit related to the disposition of assets and reorganization of its Mexico-based pawn lending business of $33.2 million ($1.09 per share), which was partially offset by unusual expense items of $14.4 million (47 cents per share) related to a litigation settlement during the third quarter of 2013, the closure of consumer lending locations mentioned above, a regulatory penalty, an adjustment to the remaining expected liability for the voluntary refund to customers in Ohio and expenses for the early extinguishment of debt. Combining these amounts generates the net benefit of unusual items in 2013 of $18.8 million. Adjusting for the full year effects of the net benefit in 2013 would result in adjusted net income attributable to the Company, a non-GAAP measure, of $123.7 million ($4.04 per share).

In 2012, the Company reported full year net income of $107,470,000 ($3.42 per share), which included unusual expense items totaling $36.3 million ($1.15 per share) related to the reorganization of its Mexico-based pawn lending business, a voluntary refund to customers in Ohio and the withdrawal of a proposed securities offering. Excluding these unusual items in 2012, adjusted net income attributable to the Company, a non-GAAP measure, would have been $143.8 million ($4.57 per share) for the twelve-month period ended December 31, 2012.

Cash America will conduct a conference call to discuss its fourth quarter earnings on Thursday, January 23, 2014, at 7:00 AM CST. A live web cast of the call will be available on the Company’s corporate web site in the Investor Relations section (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on February 19, 2014 to shareholders of record on February 5, 2014.

Outlook for the First Quarter of 2014 and the 2014 Fiscal Year

Management believes that the opportunities for sustained growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which primarily take the form of pawn loans and consumer loans. Other elements expected to affect the growth in revenue include the potential impact of the regulatory governance of consumer loan products, the ability to profitably liquidate merchandise primarily from unredeemed pawn loans, the continued development of the Mexican pawn operations and the rate of growth of the Company’s e-commerce segment. Based on the preceding factors management estimates that the first quarter of fiscal 2014 will be between $1.15 and $1.25 in earnings per share compared to $1.40 in the first quarter of 2013. At this time management leaves its previously reported expectations for its fiscal year 2014 earnings per share unchanged at between $4.20 to $4.40 per share, which compares to actual full year 2013 earnings per share of $4.66 that includes the after-tax net benefit of unusual items discussed above of $18.8 million (a net benefit of 62 cents per share). Excluding the net benefit for unusual items in 2013, adjusted net income attributable to the Company per share, a non-GAAP measure, for the full year was $4.04, for the comparison period.

About the Company

As of December 31, 2013, Cash America International, Inc. (the “Company”) operated 1,006 total locations offering specialty financial services to consumers, which included the following:

  869 lending locations in 22 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;”
  47 pawn lending locations in central and southern Mexico under the name “Cash America casa de empeño;” and
  90 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 14 states in the United States under the name “Mr. Payroll.”

Additionally, as of December 31, 2013, the Company offered consumer loans over the Internet to customers:

  in 32 states in the United States at http://www.cashnetusa.com and http://www.netcredit.com;
  in the United Kingdom at http://www.quickquid.co.uk, and http://www.poundstopocket.co.uk;
  in Australia at http://www.dollarsdirect.com.au; and
  in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.poundstopocket.co.uk
http://www.enova.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.netcredit.com	http://www.goldpromise.com
http://www.cashlandloans.com	http://www.mrpayroll.com
http://www.quickquid.co.uk

Non-GAAP Measures

A reconciliation of adjusted net income attributable to the Company and adjusted net income attributable to the Company on a per share basis, which are non-GAAP measures, for the three- and twelve-month periods ended December 31, 2013 and December 31, 2012 discussed above is included in the attachments for this press release in the “Adjusted Earnings and Adjusted Earnings Per Share” table.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of or changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau in the U.S. and the UK Financial Conduct Authority, which will become the Company’s primary regulator in the UK in 2014; public perception of the Company’s business, including its consumer loan business and its business practices; changes in the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; the Company’s ability to process or collect consumer loans through the Automated Clearing House system; fluctuations, including a sustained decrease, in the price of gold or deterioration in economic conditions; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; changes in demand for the Company’s services, the Company’s ability to attract and retain qualified executive officers; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; changes in competition; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber attacks or fraudulent activity; compliance with laws and regulations applicable to international operations; the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Consolidated Operations:
Total revenue	$480,346	$491,604	$1,797,226	$1,800,430
Net revenue	271,649	267,088	1,035,358	1,005,957
Total expenses	215,219	217,600	823,575	790,042

Income from Operations	$56,430	$49,488	$211,783	$215,915

Income before income taxes	45,311	41,160	173,590	186,320

Net Income	$27,284	$23,991	$142,836	$101,664

Net loss (income) attributable to the noncontrolling interest	$-	$489	$(308)	$5,806

Net Income Attributable to Cash America International, Inc.	$27,284	$24,480	$142,528	$107,470

Earnings per share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$0.96	$0.84	$4.97	$3.64
Diluted	$0.91	$0.79	$4.66	$3.42

Weighted average common shares outstanding:
Basic	28,391	29,262	28,657	29,514
Diluted	29,968	30,884	30,613	31,452

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	December 31,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$69,238	$63,134
Restricted cash	8,000	-
Pawn loans	261,148	244,640
Consumer loans, net	358,841	289,418
Merchandise held for disposition, net	208,899	167,409
Pawn loan fees and service charges receivable	53,438	48,991
Income taxes receivable	9,535	-
Prepaid expenses and other assets	33,655	35,605
Deferred tax assets	38,800	48,992
Total current assets	1,041,554	898,189
Property and equipment, net	261,223	261,771
Goodwill	705,579	608,216
Intangible assets, net	52,256	36,473
Other assets	21,129	13,609
Total assets	$2,081,741	$1,818,258

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$142,078	$126,664
Customer deposits	14,803	11,420
Income taxes currently payable	-	5,922
Current portion of long-term debt	22,606	43,617
Total current liabilities	179,487	187,623
Deferred tax liabilities	101,417	101,711
Noncurrent income tax payable	-	2,703
Other liabilities	1,031	888
Long-term debt	717,383	534,713
Total liabilities	$999,318	$827,638

Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued and outstanding	3,024	3,024
Additional paid-in capital	150,833	157,613
Retained earnings	1,017,981	879,434
Accumulated other comprehensive income	4,649	3,128
Treasury shares, at cost (2,224,902 shares and 1,351,712 shares at December 31, 2013 and 2012, respectively)	(94,064)	(51,304)
Total Cash America International, Inc. shareholders' equity	1,082,423	991,895
Noncontrolling interest	-	(1,275)
Total equity	1,082,423	990,620
Total liabilities and equity	$2,081,741	$1,818,258

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except per share data) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue
Pawn loan fees and service charges	$83,859	$79,479	$311,799	$300,929
Proceeds from disposition of merchandise	156,530	185,935	595,439	703,767
Consumer loan fees	237,984	222,864	878,183	781,520
Other	1,973	3,326	11,805	14,214
Total Revenue	480,346	491,604	1,797,226	1,800,430
Cost of Revenue
Disposed merchandise	109,216	127,301	410,613	478,179
Consumer loan loss provision	99,481	97,215	351,255	316,294
Total Cost of Revenue	208,697	224,516	761,868	794,473

Net Revenue	271,649	267,088	1,035,358	1,005,957
Expenses
Operations and administration	196,262	199,054	750,304	714,614
Depreciation and amortization	18,957	18,546	73,271	75,428
Total Expenses	215,219	217,600	823,575	790,042
Income from Operations	56,430	49,488	211,783	215,915
Interest expense	(10,709)	(8,066)	(36,317)	(29,131)
Interest income	3	65	72	144
Foreign currency transaction loss	(152)	(241)	(1,205)	(313)
Loss on extinguishment of debt	(261)	-	(607)	-
Equity in loss of unconsolidated subsidiary	-	(86)	(136)	(295)
Income before Income Taxes	45,311	41,160	173,590	186,320
Provision for income taxes	18,027	17,169	30,754	84,656
Net Income	27,284	23,991	142,836	101,664
Net loss (income) attributable to the noncontrolling interest	-	489	(308)	5,806
Net Income Attributable to Cash America International, Inc.	$27,284	$24,480	$142,528	$107,470
Earnings Per Share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$0.96	$0.84	$4.97	$3.64
Diluted	$0.91	$0.79	$4.66	$3.42
Weighted average common shares outstanding:
Basic	28,391	29,262	28,657	29,514
Diluted	29,968	30,884	30,613	31,452
Dividends declared per common share	$0.035	$0.035	$0.140	$0.140

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES PAWN LENDING ACTIVITIES – FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following tables outline certain data related to pawn loan activities of Cash America International, Inc. (the “Company”) as of and for the three months and years ended December 31, 2013 and 2012 (dollars in thousands).

	As of December 31,
	2013	2012	Change	% Change
Ending pawn loan balances
Domestic retail services	$256,772	$240,573	$16,199	6.7%
Foreign retail services	4,376	4,067	309	7.6%
Consolidated pawn loan balances	$261,148	$244,640	$16,508	6.7%

Ending merchandise balance, net
Domestic retail services	$203,823	$161,655	$42,168	26.1%
Foreign retail services	5,076	5,754	(678)	(11.8)%
Consolidated merchandise balance, net	$208,899	$167,409	$41,490	24.8%

	Three Months Ended December 31,
	2013	2012	Change	% Change
Pawn loan fees and service charges
Domestic retail services	$82,003	$77,354	$4,649	6.0%
Foreign retail services	1,856	2,125	(269)	(12.7)%
Consolidated pawn loan fees and service charges	$83,859	$79,479	$4,380	5.5%

Average pawn loan balance outstanding
Domestic retail services	$249,777	$240,545	$9,232	3.8%
Foreign retail services	5,100	7,775	(2,675)	(34.4)%
Consolidated average pawn loans outstanding	$254,877	$248,320	$6,557	2.6%

Amount of pawn loans written and renewed
Domestic retail services	$250,783	$241,215	$9,568	4.0%
Foreign retail services	13,817	19,386	(5,569)	(28.7)%
Consolidated amount of pawn loans written and renewed	$264,600	$260,601	$3,999	1.5%

Average amount per pawn loan (in ones)
Domestic retail services	$127	$133	$(6)	(4.5)%
Foreign retail services	$89	$84	$5	6.0%
Consolidated average amount per pawn loan (in ones)	$124	$127	$(3)	(2.4)%

Annualized yield on pawn loans
Domestic retail services	130.3%	127.9%
Foreign retail services	144.4%	108.7%
Consolidated annualized yield on pawn loans	130.5%	127.3%

Gross profit margin on disposition of merchandise
Domestic retail services	31.3%	32.6%
Foreign retail services	2.2%	13.5%
Gross profit margin on disposition of merchandise	30.2%	31.5%

Merchandise turnover
Domestic retail services	2.1	2.8
Foreign retail services	3.5	4.3
Consolidated merchandise turnover	2.1	2.9

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES PAWN LENDING ACTIVITIES – FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

	Year Ended December 31,
	2013	2012	Change	% Change
Pawn loan fees and service charges
Domestic retail services	$304,511	$288,161	$16,350	5.7%
Foreign retail services	7,288	12,768	(5,480)	(42.9)%
Consolidated pawn loan fees and service charges	$311,799	$300,929	$10,870	3.6%

Average pawn loan balance outstanding
Domestic retail services	$233,166	$225,066	$8,100	3.6%
Foreign retail services	4,943	12,055	(7,112)	(59.0)%
Consolidated average pawn loans outstanding	$238,109	$237,121	$988	0.4%

Amount of pawn loans written and renewed
Domestic retail services	$958,542	$916,215	$42,327	4.6%
Foreign retail services	56,120	124,263	(68,143)	(54.8)%
Consolidated amount of pawn loans written and renewed	$1,014,662	$1,040,478	$(25,816)	(2.5)%

Average amount per pawn loan (in ones)
Domestic retail services	$127	$131	$(4)	(3.1)%
Foreign retail services	$87	$88	$(1)	(1.1)%
Consolidated average amount per pawn loan (in ones)	$124	$124	$-	-%

Annualized yield on pawn loans
Domestic retail services	130.6%	128.0%
Foreign retail services	147.4%	105.9%
Consolidated annualized yield on pawn loans	130.9%	126.9%

Gross profit margin on disposition of merchandise
Domestic retail services	31.6%	33.5%
Foreign retail services	13.3%	12.0%
Gross profit margin on disposition of merchandise	31.0%	32.1%

Merchandise turnover
Domestic retail services	2.3	2.9
Foreign retail services	2.8	3.9
Consolidated merchandise turnover	2.4	3.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA
(dollars in thousands)

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is the Company's cost basis in the pawn loan or the amount paid for purchased merchandise. The following tables summarize the proceeds from the disposition of merchandise and the related profit for the three months and years ended December 31, 2013 and 2012 (dollars in thousands).

	Three Months Ended December 31,
	2013			2012
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$131,229	$25,301	$156,530	$113,964	$71,971	$185,935
Gross profit on disposition	$42,930	$4,384	$47,314	$40,625	$18,009	$58,634
Gross profit margin	32.7%	17.3%	30.2%	35.6%	25.0%	31.5%
Percentage of total gross profit	90.7%	9.3%	100.0%	69.3%	30.7%	100.0%

	Year Ended December 31,
	2013			2012
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$427,644	$167,795	$595,439	$391,566	$312,201	$703,767
Gross profit on disposition	$151,757	$33,069	$184,826	$144,095	$81,493	$225,588
Gross profit margin	35.5%	19.7%	31.0%	36.8%	26.1%	32.1%
Percentage of total gross profit	82.1%	17.9%	100.0%	63.9%	36.1%	100.0%

The table below summarizes the age of merchandise held for disposition before valuation allowance of $0.9 million as of both December 31, 2013 and 2012 (dollars in thousands).

	As of December 31,
	2013		2012
	Amount	%	Amount	%
Jewelry – held for one year or less	$116,256	55.4	$99,466	59.1
Other merchandise – held for one year or less	79,851	38.1	59,914	35.6
Total merchandise held for one year or less	196,107	93.5	159,380	94.7
Jewelry – held for more than one year	6,734	3.2	3,283	2.0
Other merchandise – held for more than one year	7,007	3.3	5,597	3.3
Total merchandise held for more than one year	13,741	6.5	8,880	5.3
Total merchandise held for disposition	$209,848	100.0	$168,260	100.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following tables set forth consumer loan fees by segment, adjusted for the deduction of the loan loss provision for the three months and years ended December 31, 2013 and 2012 (dollars in thousands).

	Three Months Ended December 31,
	2013			2012
	Retail Services	E-Commerce	Total	Retail Services	E-Commerce	Total
Interest and fees on short-term loans	$25,145	$79,157	$104,302	$28,803	$120,539	$149,342
Interest and fees on line of credit accounts	-	68,475	68,475	-	27,558	27,558
Interest and fees on installment loans	3,593	61,614	65,207	3,693	42,271	45,964
Consumer loan fees	$28,738	$209,246	$237,984	$32,496	$190,368	$222,864
Consumer loan loss provision	9,432	90,049	99,481	10,095	87,120	97,215
Consumer loan fees, net of loss provision	$19,306	$119,197	$138,503	$22,401	$103,248	$125,649

Year-over-year change - $	$(3,095)	$15,949	$12,854	$(2,410)	$28,418	$26,008
Year-over-year change - %	(13.8)%	15.4%	10.2%	(9.7)%	38.0%	26.1%
Consumer loan loss provision as a % of consumer loan fees	32.8%	43.0%	41.8%	31.1%	45.8%	43.6%

	Year Ended December 31,
	2013			2012
	Retail Services	E-Commerce	Total	Retail Services	E-Commerce	Total
Interest and fees on short-term loans	$100,146	$389,706	$489,852	$109,972	$459,793	$569,765
Interest and fees on line of credit accounts	-	170,496	170,496	-	73,572	73,572
Interest and fees on installment loans	13,065	204,770	217,835	11,920	126,263	138,183
Consumer loan fees	$113,211	$764,972	$878,183	$121,892	$659,628	$781,520
Consumer loan loss provision	33,359	317,896	351,255	29,225	287,069	316,294
Consumer loan fees, net of loss provision	$79,852	$447,076	$526,928	$92,667	$372,559	$465,226

Year-over-year change - $	$(12,815)	$74,517	$61,702	$(2,524)	$94,792	$92,268
Year-over-year change - %	(13.8)%	20.0%	13.3%	(2.7)%	34.1%	24.7%
Consumer loan loss provision as a % of consumer loan fees	29.5%	41.6%	40.0%	24.0%	43.5%	40.5%

In addition to reporting consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either generally accepted accounting principles (“GAAP”) items or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure. In addition, the Company has reported consumer loans written and renewed, which is statistical data that is not included in the Company’s financial statements. The Company also reports allowances and liabilities for estimated losses on consumer loans individually and on a combined basis, which are GAAP measures that are included in the Company’s financial statements.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. The comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on the Company’s balance sheet since both revenue and the loss provision for loans are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following tables summarize selected data related to the Company’s consumer loan activities as of and for the three months and years ended December 31, 2013 and 2012.

The following table shows short-term loans and related loan loss activity, which is based on the volume of loans written and renewed, for the three months ended December 31, 2013 and 2012.

	Three Months Ended
	December 31,
	2013	2012
Short-term loans:
Combined consumer loan loss provision as a % of combined consumer loans written and renewed(a)	5.5%	6.8%
Charge-offs (net of recoveries) as a % of combined consumer loans written and renewed(a)	7.2%	6.6%
Combined consumer loan loss provision as a % of consumer loan fees	32.2%	37.3%
Allowance and liability for losses as a % of combined consumer loans and fees receivable, gross(b)	15.1%	19.2%

(a) The disclosure regarding the amount of consumer loans written and renewed is statistical data that is not included in the Company's financial statements.
(b) Non-GAAP measure.

The following table shows line of credit accounts and installment loans and related loan loss activity, which is based on average amount of consumer loan balance, for the three months ended December 31, 2013 and 2012.

	Three Months Ended
	December 31,
	2013	2012
Line of credit accounts:
Combined consumer loan loss provision as a % of combined average consumer loan balance(a)(b)	29.0%	40.7%
Charge-offs (net of recoveries) as a % of combined average consumer loan balance(a)(b)	22.0%	33.4%
Combined consumer loan loss provision as a % of consumer loan fees	47.7%	60.0%
Allowance and liability for losses as a % of combined average consumer loan balance(a)	26.4%	27.3%

Installment loans:
Combined consumer loan loss provision as a % of combined average consumer loan balance(a)(b)	17.2%	18.9%
Charge-offs (net of recoveries) as a % of combined average consumer loan balance(a)(b)	16.9%	17.7%
Combined consumer loan loss provision as a % of consumer loan fees	50.9%	54.2%
Allowance and liability for losses as a % of combined average consumer loan balance(a)	17.8%	22.1%

(a)Non-GAAP measure.
(b)The average consumer loan balance is the simple average of the beginning and ending consumer loan balance.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

	Three Months Ended
	December 31,
	2013	2012
Short-term loans:
Combined consumer loan loss provision	$33,567	$55,751
Charge-offs (net of recoveries)	43,862	53,722
Allowance and liability for losses	26,747	48,916

Line of credit accounts:
Combined consumer loan loss provision	$32,694	$16,534
Charge-offs (net of recoveries)	24,844	13,590
Allowance and liability for losses	29,784	11,107
Company owned average consumer loan balance	112,704	40,652

Installment loans:
Combined consumer loan loss provision	$33,220	$24,930
Charge-offs (net of recoveries)	32,615	23,385
Allowance and liability for losses	34,415	29,178

Average consumer loan balance:
Company owned	$181,637	$124,060
Guaranteed by the Company	11,457	8,051
Combined average consumer loan balance(a)	$193,094	$132,111
(a)Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following table summarizes consumer loan balances outstanding as of December 31, 2013 and 2012 (dollars in thousands):

	As of December 31,
	2013			2012
	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
Ending consumer loan balances:
Retail Services
Short-term loans	$49,856	$4,900	$54,756	$52,171	$7,134	$59,305
Installment loans	9,787	12,639	22,426	11,246	9,395	20,641
Total Retail Services, gross	59,643	17,539	77,182	63,417	16,529	79,946
E-Commerce
Domestic
Short-term loans	33,494	41,411	74,905	38,227	44,261	82,488
Line of credit accounts	66,247	-	66,247	42,700	-	42,700
Installment loans	76,770	-	76,770	45,996	-	45,996
Total Domestic, gross	176,511	41,411	217,922	126,923	44,261	171,184

Foreign
Short-term loans	47,886	-	47,886	108,899	3,946	112,845
Line of credit accounts	59,555	-	59,555	-	-	-
Installment loans	103,112	-	103,112	75,882	-	75,882
Total Foreign, gross	210,553	-	210,553	184,781	3,946	188,727
Total E-Commerce, gross	387,064	41,411	428,475	311,704	48,207	359,911

Total ending loan balance, gross	446,707	58,950	505,657	375,121	64,736	439,857
Less: Allowance and liabilities for losses	(87,866)	(3,080)	(90,946)	(85,703)	(3,498)	(89,201)
Total ending loan balance, net	$358,841	$55,870	$414,711	$289,418	$61,238	$350,656
Allowance and liability for losses as a % of consumer loan balances, gross	19.7%	5.2%	18.0%	22.8%	5.4%	20.3%

(a)GAAP measure. The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the Company's credit services organization programs (the “CSO programs”), so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is reflected in the table above and included in its financial statements.

(b)Except for allowance and liability for estimated losses, amounts represent non-GAAP measures.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following tables summarize the consumer loans written and renewed for the three months and years ended December 31, 2013 and 2012 (dollars in thousands, except where otherwise noted).

	Three Months Ended December 31,
	2013			2012
	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)
Amount of consumer loans written and renewed (dollars in thousands):
Retail Services
Short-term loans	$187,199	$21,337	$208,536	$198,645	$36,216	$234,861
Installment loans	1,966	7,863	9,829	2,033	7,289	9,322
Total Retail Services	189,165	29,200	218,365	200,678	43,505	244,183
E-Commerce
Domestic
Short-term loans	79,447	188,628	268,075	83,447	206,169	289,616
Line of credit accounts	50,262	-	50,262	33,681	-	33,681
Installment loans	50,769	-	50,769	32,244	-	32,244
Total Domestic	180,478	188,628	369,106	149,372	206,169	355,541

Foreign
Short-term loans	132,135	-	132,135	271,652	19,868	291,520
Line of credit accounts	75,614	-	75,614	-	-	-
Installment loans	87,917	-	87,917	41,319	-	41,319
Total Foreign	295,666	-	295,666	312,971	19,868	332,839
Total E-Commerce	476,144	188,628	664,772	462,343	226,037	688,380

Total amount of consumer loans written and renewed	$665,309	$217,828	$883,137	$663,021	$269,542	$932,563
Number of consumer loans written and renewed (in ones):
Retail Services
Short-term loans	390,255	40,651	430,906	414,714	68,508	483,222
Installment loans	1,713	4,515	6,228	1,836	1,339	3,175
Total Retail Services	391,968	45,166	437,134	416,550	69,847	486,397
E-Commerce
Domestic
Short-term loans	242,621	271,392	514,013	277,756	279,905	557,661
Line of credit accounts	195,868	-	195,868	126,292	-	126,292
Installment loans	40,844	-	40,844	30,017	-	30,017
Total Domestic	479,333	271,392	750,725	434,065	279,905	713,970

Foreign
Short-term loans	244,835	-	244,835	455,579	25,985	481,564
Line of credit accounts	228,744	-	228,744	-	-	-
Installment loans	73,379	-	73,379	34,711	-	34,711
Total Foreign	546,958	-	546,958	490,290	25,985	516,275
Total E-Commerce	1,026,291	271,392	1,297,683	924,355	305,890	1,230,245

Total number of consumer loans written and renewed	1,418,259	316,558	1,734,817	1,340,905	375,737	1,716,642
(a)The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.
(b)Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

	Year Ended December 31,
	2013			2012
	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Guaranteed by the Company(a)	Guaranteed by the Company(a)(b)	Guaranteed by the Company(a)
Amount of consumer loans written and renewed (dollars in thousands):
Retail Services
Short-term loans	$712,253	$104,236	$816,489	$743,575	$145,221	$888,796
Installment loans	7,488	21,734	29,222	7,723	17,902	25,625
Total Retail Services	719,741	125,970	845,711	751,298	163,123	914,421
E-Commerce
Domestic
Short-term loans	302,353	708,828	1,011,181	331,754	747,533	1,079,287
Line of credit accounts	163,805	-	163,805	116,360	-	116,360
Installment loans	155,068	-	155,068	89,598	-	89,598
Total Domestic	621,226	708,828	1,330,054	537,712	747,533	1,285,245

Foreign
Short-term loans	820,243	14,572	834,815	1,010,334	72,592	1,082,926
Line of credit accounts	147,844	-	147,844	-	-	-
Installment loans	283,615	-	283,615	133,109	-	133,109
Total Foreign	1,251,702	14,572	1,266,274	1,143,443	72,592	1,216,035
Total E-Commerce	1,872,928	723,400	2,596,328	1,681,155	820,125	2,501,280

Total amount of consumer loans written and renewed	$2,592,669	$849,370	$3,442,039	$2,432,453	$983,248	$3,415,701
Number of consumer loans written and renewed (in ones):
Retail Services
Short-term loans	1,490,507	201,400	1,691,907	1,574,163	269,144	1,843,307
Installment loans	6,735	7,060	13,795	7,088	2,845	9,933
Total Retail Services	1,497,242	208,460	1,705,702	1,581,251	271,989	1,853,240
E-Commerce
Domestic
Short-term loans	979,890	998,220	1,978,110	1,062,105	1,021,057	2,083,162
Line of credit accounts	618,979	-	618,979	417,171	-	417,171
Installment loans	134,350	-	134,350	87,272	-	87,272
Total Domestic	1,733,219	998,220	2,731,439	1,566,548	1,021,057	2,587,605

Foreign
Short-term loans	1,491,931	19,106	1,511,037	1,815,420	95,630	1,911,050
Line of credit accounts	423,692	-	423,692	-	-	-
Installment loans	239,631	-	239,631	115,250	-	115,250
Total Foreign	2,155,254	19,106	2,174,360	1,930,670	95,630	2,026,300
Total E-Commerce	3,888,473	1,017,326	4,905,799	3,497,218	1,116,687	4,613,905

Total number of consumer loans written and renewed	5,385,715	1,225,786	6,611,501	5,078,469	1,388,676	6,467,145

(a)The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.
(b)Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
(dollars in thousands)

The following tables contain operating segment data for the three months and years ended December 31, 2013 and 2012 (dollars in thousands).

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Three Months Ended December 31, 2013
Revenue
Pawn loan fees and service charges	$82,003	$1,856	$83,859	$-	$-	$-	$-	$83,859
Proceeds from disposition of merchandise	150,991	5,539	156,530	-	-	-	-	156,530
Consumer loan fees	28,738	-	28,738	111,375	97,871	209,246	-	237,984
Other	1,669	88	1,757	44	10	54	162	1,973
Total revenue	263,401	7,483	270,884	111,419	97,881	209,300	162	480,346
Cost of revenue
Disposed merchandise	103,801	5,415	109,216	-	-	-	-	109,216
Consumer loan loss provision	9,432	-	9,432	46,900	43,149	90,049	-	99,481
Total cost of revenue	113,233	5,415	118,648	46,900	43,149	90,049	-	208,697

Net revenue	150,168	2,068	152,236	64,519	54,732	119,251	162	271,649
Expenses
Operations and administration	96,620	3,445	100,065	43,720	33,679	77,399	18,798	196,262
Depreciation and amortization	10,064	404	10,468	3,650	507	4,157	4,332	18,957
Total expenses	106,684	3,849	110,533	47,370	34,186	81,556	23,130	215,219
Income (loss) from operations	$43,484	$(1,781)	$41,703	$17,149	$20,546	$37,695	$(22,968)	$56,430
As of December 31, 2013
Total assets	$1,177,684	$119,448	$1,297,132	$431,285	$217,415	$648,700	$135,909	$2,081,741
Goodwill			$495,214			$210,365		$705,579

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Three Months Ended December 31, 2012
Revenue
Pawn loan fees and service charges	$77,354	$2,125	$79,479	$-	$-	$-	$-	$79,479
Proceeds from disposition of merchandise	175,546	10,389	185,935	-	-	-	-	185,935
Consumer loan fees	32,496	-	32,496	100,484	89,884	190,368	-	222,864
Other	1,943	697	2,640	499	14	513	173	3,326
Total revenue	287,339	13,211	300,550	100,983	89,898	190,881	173	491,604
Cost of revenue
Disposed merchandise	118,311	8,990	127,301	-	-	-	-	127,301
Consumer loan loss provision	10,095	-	10,095	47,532	39,588	87,120	-	97,215
Total cost of revenue	128,406	8,990	137,396	47,532	39,588	87,120	-	224,516
Net revenue	158,933	4,221	163,154	53,451	50,310	103,761	173	267,088
Expenses
Operations and administration	104,837	14,066	118,903	33,216	32,604	65,820	14,331	199,054
Depreciation and amortization	8,524	2,121	10,645	3,611	380	3,991	3,910	18,546
Total expenses	113,361	16,187	129,548	36,827	32,984	69,811	18,241	217,600
Income (loss) from operations	$45,572	$(11,966)	$33,606	$16,624	$17,326	$33,950	$(18,068)	$49,488
As of December 31, 2012
Total assets	$1,031,431	$85,607	$1,117,038	$391,068	$179,554	$570,622	$130,598	$1,818,258
Goodwill			$397,845			$210,371		$608,216

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
(dollars in thousands)

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Year Ended December 31, 2013
Revenue
Pawn loan fees and service charges	$304,511	$7,288	$311,799	$-	$-	$-	$-	$311,799
Proceeds from disposition of merchandise	576,707	18,732	595,439	-	-	-	-	595,439
Consumer loan fees	113,211	-	113,211	394,472	370,500	764,972	-	878,183
Other	7,818	1,076	8,894	1,095	102	1,197	1,714	11,805
Total revenue	1,002,247	27,096	1,029,343	395,567	370,602	766,169	1,714	1,797,226
Cost of revenue
Disposed merchandise	394,370	16,243	410,613	-	-	-	-	410,613
Consumer loan loss provision	33,359	-	33,359	159,291	158,605	317,896	-	351,255
Total cost of revenue	427,729	16,243	443,972	159,291	158,605	317,896	-	761,868

Net revenue	574,518	10,853	585,371	236,276	211,997	448,273	1,714	1,035,358
Expenses
Operations and administration	388,029	13,448	401,477	143,626	134,879	278,505	70,322	750,304
Depreciation and amortization	37,643	1,997	39,640	14,535	2,608	17,143	16,488	73,271
Total expenses	425,672	15,445	441,117	158,161	137,487	295,648	86,810	823,575
Income (loss) from operations	$148,846	$(4,592)	$144,254	$78,115	$74,510	$152,625	$(85,096)	$211,783

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Year Ended December 31, 2012
Revenue
Pawn loan fees and service charges	$288,161	$12,768	$300,929	$-	$-	$-	$-	$300,929
Proceeds from disposition of merchandise	657,104	46,663	703,767	-	-	-	-	703,767
Consumer loan fees	121,892	-	121,892	332,752	326,876	659,628	-	781,520
Other	9,028	1,209	10,237	1,326	33	1,359	2,618	14,214
Total revenue	1,076,185	60,640	1,136,825	334,078	326,909	660,987	2,618	1,800,430
Cost of revenue
Disposed merchandise	437,099	41,080	478,179	-	-	-	-	478,179
Consumer loan loss provision	29,225	-	29,225	143,006	144,063	287,069	-	316,294
Total cost of revenue	466,324	41,080	507,404	143,006	144,063	287,069	-	794,473

Net revenue	609,861	19,560	629,421	191,072	182,846	373,918	2,618	1,005,957
Expenses
Operations and administration	369,174	44,287	413,461	116,202	118,156	234,358	66,795	714,614
Depreciation and amortization	30,978	16,634	47,612	11,987	1,285	13,272	14,544	75,428
Total expenses	400,152	60,921	461,073	128,189	119,441	247,630	81,339	790,042
Income (loss) from operations	$209,709	$(41,361)	$168,348	$62,883	$63,405	$126,288	$(78,721)	$215,915

Corporate operations primarily include corporate expenses, such as legal, occupancy, and other costs related to corporate service functions, such as executive oversight, insurance and risk management, public and government relations, internal audit, treasury, payroll, compliance and licensing, finance, accounting, tax and information systems (except for online lending systems, which are included in the e-commerce segment). Corporate income includes miscellaneous income not directly attributable to the Company’s segments. Corporate assets primarily include: corporate property and equipment, nonqualified savings plan assets, marketable securities, foreign exchange forward contracts and prepaid insurance.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
LOCATION INFORMATION
Retail Services Segment

The following table sets forth the number of domestic and foreign Company-owned and franchised locations in the Company’s retail services segment offering pawn lending, consumer lending, and other services as of December 31, 2013 and 2012. The Company’s domestic retail services locations operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland” and “Mr. Payroll.” In addition, some recently acquired domestic retail services locations operate under various names that are expected to be changed to “Cash America Pawn” during 2014. The Company’s foreign retail services locations operate under the name “Cash America casa de empeño”.

	As of December 31,
	2013			2012
	Domestic(a)	Foreign	Total	Domestic(a)	Foreign	Total
Retail services locations offering:
Both pawn and consumer lending	582	-	582	581	-	581
Pawn lending only	247	47	294	167	47	214
Consumer lending only	40	-	40	83	-	83
Other (b)	90	-	90	91	-	91
Total retail services	959	47	1,006	922	47	969
(a)Except as described in (b) below, includes locations that operate in 22 states in the United States as of December 31, 2013 and 2012, respectively.
(b)As of December 31, 2013 and 2012, includes 90 and 91 unconsolidated franchised check cashing locations, respectively. As of December 31, 2013 and 2012, includes locations that operate in 14 and 15 states in the United States, respectively.

E-Commerce Segment

As of December 31, 2013 and 2012, the Company’s e-commerce segment operated in 32 states in the United States and in three other foreign countries:

  in the United States at http://www.cashnetusa.com and http://www.netcredit.com, in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk, in Australia at http://www.dollarsdirect.com.au, and
  in Canada at http://www.dollarsdirect.ca.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP, the Company provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted net income and diluted earnings per share attributable to the Company, adjusted earnings and adjusted earnings per share (collectively, the “Adjusted Earnings Measures”), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below, especially the adjustments for events that occurred during the three months and years ended December 31, 2013 and 2012, such as the closure of 36 consumer lending-only retail services locations in Texas during the second half of 2013 (“Texas Consumer Loan Store Closures”), charges related to extinguishment of a portion of the Company’s convertible senior notes (“Debt Extinguishment”), the penalty paid to the Consumer Financial Protection Bureau (“CFPB”) in connection with the issuance of a consent order by the CFPB (“Regulatory Penalty”), the charges related to the Company’s settlement of litigation matter in 2013 (“2013 Litigation Settlement”), an income tax benefit related to the change of tax basis in the stock of one of its subsidiaries in connection with the Mexico Reorganization (as defined below) (“Creazione Deduction”), the withdrawal in July 2012 of the proposed initial public offering of the Company's wholly-owned subsidiary, Enova International, Inc. (“Enova IPO”), the reorganization of the Company's Mexico-based pawn operations during 2012 (“Mexico Reorganization”) and the voluntary reimbursements to Ohio customers during 2012 (“Ohio Reimbursements”) are useful to investors in order to allow them to compare the Company’s financial results for the current quarter with the previous periods shown.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

The following table provides a reconciliation for the three months and years ended December 31, 2013 and 2012, respectively, between net income attributable to the Company and diluted earnings per share calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data):

	Three Months Ended				Year Ended
	December 31,				December 31,
	2013		2012		2013		2012
	$	Per Diluted Share(a)	$	Per Diluted Share(a)	$	Per Diluted Share(a)	$	Per Diluted Share(a)
Net income and diluted earnings per share attributable to Cash America International, Inc.	$27,284	$0.91	$24,480	$0.79	$142,528	$4.66	$107,470	$3.42
Adjustments (net of tax):
Texas Consumer Loan Store Closures(b)	865	0.03	-	-	865	0.03	-	-
Loss on Debt Extinguishment(c)	164	0.01	-	-	382	0.01	-	-
Regulatory Penalty(d)	5,000	0.17	-	-	5,000	0.16	-	-
2013 Litigation Settlement(e)	-	-	-	-	11,340	0.37	-	-
Tax benefit related to Creazione Deduction(f)	-	-	-	-	(33,201)	(1.09)	-	-
Charges related to withdrawn proposed Enova IPO(g)	-	-	-	-	-	-	2,424	0.07
Charges related to the Mexico Reorganization(h)	-	-	6,965	0.23	-	-	25,421	0.81
Charges related to Ohio Reimbursements(i)	(3,209)	(0.11)	8,442	0.27	(3,209)	(0.10)	8,442	0.27
Adjusted net income and diluted earnings per share attributable to the Company	30,104	1.01	39,887	1.29	123,705	4.04	143,757	4.57
Other adjustments (net of tax):
Intangible asset amortization	907	0.03	740	0.03	3,582	0.12	2,791	0.09
Non-cash equity-based compensation	636	0.02	515	0.02	3,092	0.10	3,007	0.10
Convertible debt non-cash interest and issuance cost amortization	596	0.02	612	0.02	2,493	0.09	2,386	0.07
Foreign currency transaction loss	96	-	151	-	759	0.02	196	0.01
Adjusted earnings and adjusted earnings per share	$32,339	$1.08	$41,905	$1.36	$133,631	$4.37	$152,137	$4.84

(a) Diluted shares are calculated by giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised and converted into common shares during the period.

(b) Represents charges related to the Texas Consumer Loan Store Closures of $1.4 million, net of tax benefit of $0.5 million.

(c) Represents charges related to the Debt Extinguishment. For the three months ended December 31, 2013, represents $0.3 million of charges, net of tax benefit of $0.1 million. For the year ended December 31, 2013, represents $0.6 million of charges, net of tax benefit of $0.2 million.

(d) Represents the amount paid in connection with the Regulatory Penalty, which is nondeductible for tax purposes.
(e) Represents charges related to the 2013 Litigation Settlement of $18.0 million, net of tax benefit of $6.7 million.
(f) Represents an income tax benefit related to the Creazione Deduction.
(g) Represents charges directly related to the withdrawn proposed Enova IPO. For the year ended December 31, 2012, represents $3.9 million of charges, net of tax benefit of $1.5 million.

(h) Represents charges related to the Mexico Reorganization. For the three months ended December 31, 2012, represents $7.0 million of charges. For the year ended December 31, 2012, represents $28.9 million of charges, net of tax benefit of $1.2 million and noncontrolling interest of $2.3 million.

(i) Represents charges related to the Ohio Reimbursements. For the three months and year ended December 31, 2012, represents $13.4 million of charges, net of tax benefit of $5.0 million. For the three months and year ended December 31, 2013, the Company adjusted its estimate of the expected remaining liability by $5.0 million, net of tax provision of $1.8 million.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

Adjusted EBITDA

The table below shows adjusted EBITDA, a non-GAAP measure that the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, loss on extinguishment of debt, equity in earnings or loss of unconsolidated subsidiary, taxes and including the net income or loss attributable to noncontrolling interests. Management believes adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company’s ability to incur and service debt and its capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess the Company’s liquidity and estimated enterprise value. In addition, management believes that the adjustments shown below, especially the adjustments for the Texas Consumer Loan Store Closures, the 2013 Litigation Settlement, the Creazione Deduction, and the charges related to events that occurred during 2012, such as the Mexico Reorganization, the withdrawal of the proposed Enova IPO, and the charges related to the Ohio Reimbursements, are useful to investors in order to allow them to compare the Company’s financial results across the periods shown. The computation of adjusted EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies (dollars in thousands):

	Year Ended December 31,
	2013	2012
Net income attributable to Cash America International, Inc.	$142,528	$107,470
Adjustments:
Texas Consumer Loan Store Closures(a)	1,373
Regulatory Penalty(b)	5,000
2013 Litigation Settlement(c)	18,000
Charges related to withdrawn proposed Enova IPO(d)	-	3,879
Charges related to Mexico Reorganization(e)	-	28,873
Charges related to Ohio Reimbursements(f)	(5,000)	13,400
Depreciation and amortization expenses(g)	73,092	62,864
Interest expense, net	36,245	28,987
Foreign currency transaction loss	1,205	313
Loss on extinguishment of debt	607	-
Equity in loss of unconsolidated subsidiary	136	295
Provision for income taxes(h)	30,754	77,495
Net income (loss) attributable to the noncontrolling interest	308	(5,806)	(i)
Adjusted EBITDA	$304,248	$317,770

Adjusted EBITDA margin calculated as follows:
Total revenue	$1,797,226	$1,800,430
Adjusted EBITDA	304,248	317,770
Adjusted EBITDA as a percentage of total revenue	16.9%	17.6%

(a) Represents charges related to the Texas Consumer Loan Store Closures of $1.4 million, before tax benefit of $0.5 million.
(b) Represents the amount paid in connection with the Regulatory Penalty, which is nondeductible for tax purposes.
(c) Represents charges related to the 2013 Litigation Settlement of $18.0 million, before tax benefit of $6.7 million.
(d) Represents charges directly related to the withdrawn Enova IPO, before tax benefit of $1.5 million.

(e) Represents charges related to the Mexico Reorganization, before a tax benefit of $1.2 million and noncontrolling interest of $2.3 million. Includes $12.6 million and $7.2 million of depreciation and amortization expenses and charges for the recognition of a deferred tax asset valuation allowance, respectively, as noted in (g) and (h) below.

(f) For the year ended December 31, 2012, represents charges related to the Ohio Reimbursements, before tax benefit of $5.0 million. For the year ended December 31, 2013, the Company adjusted its estimate of the expected remaining liability by $5.0 million, before tax provision of $1.8 million.

(g) Excludes $0.2 million and $12.6 million of depreciation and amortization expenses for the years ended December 31, 2013 and 2012, respectively, which are included in “Texas Consumer Loan Store Closures” and “Charges related to the Mexico Reorganization” for the respective periods.

(h) For the year ended December 31, 2013, includes an income tax benefit of $33.2 million related to the Creazione Deduction and an income tax provision of $1.8 million related to the change in estimate for the Ohio Reimbursements. For the year ended December 31, 2012, excludes a $7.2 million charge for the recognition of a deferred tax asset valuation allowance which is included in “Charges related to the Mexico Reorganization” in the table above and includes an income tax benefit related to the Mexico Reorganization of $1.2 million.

(i) Includes $2.3 million of noncontrolling interests related to the Mexico Reorganization.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100